UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2017 (July 1, 2017)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)
_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2017, Tecogen Inc. (the "Company") appointed Deanna Petersen as a new member of the Company's Board of Directors, to serve until the Company's 2018 annual meeting of the stockholders, or until her successor is duly elected and qualified.

Since January of 2016, Ms. Petersen has been the Chief Business Officer of AVROBIO in Cambridge, Massachusetts. From 2009 to 2015 Ms. Petersen was the Vice President of Business Development at Shire Pharmaceuticals in Lexington, Massachusetts. As Vice President of Business Development, Ms. Petersen lead the development, prioritization and execution of overall corporate and business development strategies for Shire Pharmaceuticals. Also at Shire Pharmaceuticals, Ms. Petersen initiated and managed partnering, licensing and merger and acquisition activities worldwide. It is Ms. Petersen's expertise in strategic planning and business development that makes Ms. Petersen a valuable addition to the Company's Board of Directors.

Mrs. Petersen holds a Bachelor of Science in Biology from Iowa State University and a Master of Business Administration from The University of Iowa.

There is no arrangement or understanding between Ms. Petersen and any other persons pursuant to which she was selected as a director, nor are there any family relationships between Ms. Petersen and any of the Company’s executive officers and directors. In addition, there are no transactions involving the Company and Ms. Petersen that are reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie Brown
July 7, 2017	Principal Financial and Accounting Officer